EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Stone Ridge Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Stone Ridge Trust for the year ended October 31, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Stone Ridge Trust for the stated period.

/s/ Ross Stevens	/s/ Anthony Zuco
Ross Stevens President, Chief Executive Officer and Principal Executive Officer, Stone Ridge Trust	Anthony Zuco Treasurer, Principal Financial Officer, Chief Financial Officer and Chief Accounting Officer, Stone Ridge Trust
Dated: 1/8/24	Dated: 1/8/24

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Stone Ridge Trust for purposes of Section 18 of the Securities Exchange Act of 1934.